EXHIBIT 99.2

                            AGREEMENT OF JOINT FILING

Crestview Capital Master, LLC, Midsummer Investment Ltd., Islandia, L.P. and Rooster L.P. agree that the Schedule 13D related to the Common Stock of North American Technologies Group, Inc. to which this Agreement is attached, and all future amendments to such Schedule 13D, shall be filed on behalf of each of them. This Agreement is intended to satisfy the requirements of Rule 13d-l
(k)(l) under the Securities Exchange Act of 1934, as amended. This agreement may be executed in any number of counterparts, each of which shall be deemed to be in original, but all of which together shall constitute one and the same instrument.

September 10, 2004

CRESTVIEW CAPITAL MASTER, LLC

By:      /s/ Richard Levy
         --------------------------------------
         Name: Richard Levy
         Title: Managing Member

MIDSUMMER INVESTMENT, LTD.

By:      /s/ Michel A. Amsalem
         --------------------------------------
         Name: Michel A. Amsalem
         Title:Director

ISLANDIA, L.P.

By:      /s/ Edgar Berner
         --------------------------------------
         Name: Edgar Berner
         Title: Partner

ROOSTER, L.P.

By:      /s/ Edgar Berner
         --------------------------------------
         Name: Edgar Berner
         Title: Partner